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EXHIBIT 10.46



                                     FORM OF
                           RESTRICTED STOCK AGREEMENT

                             WANG LABORATORIES, INC.
                         EMPLOYEES' STOCK INCENTIVE PLAN


Name of Grantee:  _______________

No. of Shares:  ______________

Grant Date:  xxxxxxx, xx, 1997

Purchase Price:  $xx.xx per share


         Pursuant to the Wang Laboratories, Inc. Employees' Stock Incentive Plan (the "Plan") as amended through the date hereof, Wang Laboratories, Inc. (the "Company") hereby grants a Restricted Stock Award (an "Award") to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the "Stock"), of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.

         1. ACCEPTANCE OF AWARD. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Agreement. Upon acceptance of this Award by the Grantee, and payment of the Purchase Price as specified herein, certificates evidencing the Stock so accepted shall be issued and delivered to the Company to be held for the Grantee, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such Stock, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Section 2 below.

         2. RESTRICTIONS AND CONDITIONS.

                  (a) Certificates evidencing the Restricted Stock granted hereby shall bear an appropriate legend, as set forth in the Plan.

                  (b) Subject to Section 3(b) below, if the Grantee ceases to be an employee of the Company or any of its subsidiaries prior to the expiration or other termination of the applicable restrictions, any Restricted Stock granted to the Grantee which is still subject to restriction shall (i) if no purchase price had been paid for such Restricted Stock, be forfeited and all rights of the Grantee to such Restricted Stock shall terminate without further obligation on the part of the Company; or (ii) if a purchase price had been paid for such Restricted Stock, be deemed to be offered for sale by the Grantee to the Company for a period of thirty (30) days after the date of such cessation of employment


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at a price (the "Option Price") equal to the lesser of (x) the fair market price of the stock at such time or (y) the purchase price set forth on the first page of this agreement (the "Purchase Option").

         3.       VESTING OF RESTRICTED SHARES.

                  (a) The restrictions and conditions in Section 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of Shares of Restricted Stock specified as vested on such date.

         Number of Shares Vested                 Vesting Date
         -----------------------                 ------------

                ________                        March 26, 1999

Subsequent to such Vesting Date or Dates, the Restricted Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Organization, Compensation and Nominating Committee of the Company's Board of Directors (the "Committee") may accelerate the vesting schedule specified in this Section 3(a) in accordance with the terms of the Plan.

                  (b) If, prior to any Vesting Date, (i) the Grantee ceases to be an employee of the Company or any of its subsidiaries prior to the expiration of the applicable Restricted Period by reason of death, Permanent Disability or Retirement, or (ii) the Company terminates the Grantee's employment other than for cause (as defined below), all restrictions set forth herein shall terminate as to any Restricted Stock subject hereto. For the purpose of this Agreement, the term "cause" shall mean willful misconduct by the Grantee or willful failure to perform his or her responsibilities in the best interests of the Company (including, without limitation the breach of any provision of the Company's Standards of Ethics and Business Conduct Guide, or breach by the Grantee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the grantee and the Company), as determined by the Company, which determination shall be conclusive.

         In the event of a Change in Control (as defined in the Plan or in any agreement between the Grantee and the Corporation)("Change in Control"), occurring prior to the first anniversary of the Grant Date, 50% of the shares of Restricted Stock shall vest immediately. In the event of a Change in Control occurring on or after the first anniversary of the Grant Date, all of the Restricted Stock shall vest immediately.

         4.       EXERCISE OF PURCHASE OPTION AND CLOSING.

                  (a) The Company may exercise the Purchase Option by delivering or mailing to the Grantee (or his predetermined transferees), in accordance with notice provisions of Section 11, within 30 days after the cessation of the employment of the Grantee, a written notice of exercise of the Purchase Option. Such notice shall specify the

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number of shares of Restricted Stock to be purchased. If and to the extent the
Purchase Option is not so exercised by the giving of such a notice within such 30-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 30-day period.

                  (b) After the time the Company exercises the Purchase Option, the Company shall not pay any dividend to the Grantee on account of such shares of Restricted Stock or permit the Grantee to exercise any of the privileges or rights of a stockholder with respect to such shares of Restricted Stock, but shall, in so far as permitted by law, treat the Company as the owner of such shares of Restricted Stock.

                  (c) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Grantee to the Company or in cash (by check) or both.

                  (d) The Company shall not purchase any fraction of a share of Restricted Stock upon exercise of the Purchase Option, and any fraction of a share resulting from a computation made pursuant to Section 3 of this Agreement shall be rounded to the nearest whole share (with any one-half share being rounded upward).

         5. EFFECT OF PROHIBITED TRANSFER. The Company shall not be required to
(a) transfer on its books any of the shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such shares of Restricted Stock or pay dividends to any transferee to whom any such shares of Restricted Stock shall have been sold or transferred in violation of any of the provisions of this Agreement.

         6. DIVIDENDS AND VOTING RIGHTS. During the Restricted Period, the Grantee shall have the right to receive all dividends payable with respect to the Restricted Stock and to exercise the voting rights attaching to the Restricted Stock.

         7. INCORPORATION OF PLAN. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. In the event of any inconsistency between the provisions of the Plan and this instrument, the terms of the Plan shall prevail. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

         8. TRANSFERABILITY. Except as otherwise provided in this Section 8, the Restricted Stock and this Agreement and all rights granted hereunder may not be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except by will or by the laws of descent and distribution. The Grantee may name one or more beneficiaries, to receive, in the event of the Grantee's death, any right to which the Grantee would be entitled under the Plan, by setting forth their names and addresses at the end of this Agreement. In addition, the Grantee may transfer the Restricted Stock and this Agreement and the rights granted hereunder, without consideration therefor, to a member or members of his or her immediate family, including, without limitation, to his or her


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children, grandchildren or spouse, a trust or trusts the only beneficiaries of which are members of his or her immediate family or a partnership the only partners of which are members of his or her immediate family, provided that the Grantee gives written notice of such transfer to the Company's General Counsel not less than fifteen (15) days prior to such transfer. The Restricted Stock shall not be subject to execution, attachment or other process.

         9. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. The shares of Stock subject to this Award are shares of Common Stock par value $.01 per share of the Company. If the shares of the Company's Common Stock as a whole are increased or decreased, changed into, or exchanged for a different number or kind of share or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, an appropriate and proportionate adjustment shall be made in the number and kind of shares, and the Purchase Price per share, if any, of shares subject to this Award. Adjustments under this Section 9 shall be made by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive.

         10. TAX WITHHOLDING. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to (i) tender back to the Company vested shares of Stock received pursuant to a grant, (ii) deliver to the Company previously acquired Stock, or (iii) reimburse the Company in cash, in order to satisfy part or all of the obligation for any taxes required to be withheld or otherwise deducted and paid by the Company or any such subsidiary in respect of the Stock subject to this Award. If the Grantee fails to make an election fully satisfying the Grantee's obligations, the Grantee shall be deemed to have made an election pursuant to clause (i) of the immediately preceding sentence to the extent of such unsatisfied obligation.

         11.      MISCELLANEOUS.

                  (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

                  (b) This Agreement does not confer upon the Grantee any rights with respect to continuance of employment by the Company or any subsidiary.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

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                  (d) Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee in writing.

                  (e) This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 2 of this Agreement.

                  (f) Whenever the context may require, any pronouns used in this Agreement shall include all corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

                  (g) This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

                  (h) This Agreement may be amended or modified only by a written instrument executed by both the Company and the Grantee.

                  (i) This Agreement shall be construed, interpreted and enforced in accordance with the law of the Commonwealth of Massachusetts without regard to such Commonwealth's choice of law provisions.

                                           WANG LABORATORIES, INC.

                                           By:
                                               ----------------------------

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Date:
      ---------------------                    ----------------------------
                                               Grantee's Signature

                                               Grantee's Name and Address:

                                               ----------------------------

                                               ----------------------------


Name of Grantee's Beneficiary:                 Beneficiary's Address:

---------------------------                    ----------------------------

                                               ----------------------------

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                  WANG LABORATORIES, INC. RESTRICTED STOCK PLAN
                           TAX WITHHOLDING PROCEDURES


Name
Address



         On [____________________], you were granted a Restricted Stock Award under the Wang Laboratories, Inc. Employees Stock Incentive Plan. The restrictions and conditions with respect to xxxx of shares of Restricted Stock will lapse on [________________], and the value of such shares, based upon the closing price of the Stock on [__________________]will be taxable to you in [___]. As described in Section 10 of the Restricted Stock Agreement, applicable Federal, state and local tax withholding requirements will be satisfied by withholding vested shares of Stock otherwise issuable under your grant unless you elect to (i) deliver to the Company previously acquired shares, or (ii) reimburse the Company in cash or by check.

         The exact dollar amount of required tax withholding cannot be calculated until after [_____________], when the value of the shares issuable under your Award becomes determinable. If you elect to pay the withholding taxes in cash or by check, or by delivery of shares of Stock you already own, Benefits Administration will advise you by letter in [_________]of the exact dollar amount due. Otherwise, the Company will use [xxxx] vested shares of Stock held by the Company in satisfaction of tax withholding requirements based upon applicable Social Security (FICA) tax and Federal, state, and local income tax withholding tables.

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_____    I elect to pay withholding taxes on the shares in cash or by check.

_____ I elect to sell to the Company shares of Stock I already own. (Share certificates must be delivered to Benefits Administration by [________________].)

_____ Please pay withholding taxes with vested shares held by the Company under my grant. (If you are electing this option, it is not necessary to return this election form.)


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Employee Signature                                          Date


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